Exhibit 32
CERTIFICATION PURSUANT TO SECTION 906*
          In connection with the accompanying Quarterly Report of Cypress Bioscience, Inc. (the “Company”) on Form 10-Q for the quarter ended March 31, 2009 (the “Report”), I, Jay D. Kranzler, Chief Executive Officer of the Company, and I, Sabrina Martucci Johnson, Chief Financial Officer of the ;Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:
(1)      The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and
(2)      The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: August 10, 2009

/s/ JAY D. KRANZLER	/s/ SABRINA MARTUCCI JOHNSON

Chief Executive Officer	Chief Financial Officer

*	This certification accompanies the Report to which it relates, is not deemed “filed” with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, except to the extent that the Company specifically incorporates this certification by reference therein.